Exhibit 99.2

Landmark Partners LLC
and Subsidiaries
Consolidated Financial Statements
as of June 30, 2016 and for the six months ended June 30, 2016 and 2015 (unaudited)

Landmark Partners LLC and Subsidiaries
Index to Consolidated Financial Statements
June 30, 2016 (unaudited)

Landmark Partners LLC and Subsidiaries
Consolidated Balance Sheets
As of June 30, 2016 and December 31, 2015 (unaudited)

Assets	June 30, 2016	December 31, 2015
Current assets
Cash and cash equivalents	$14,076,051	$8,008,730
Reimbursable expenses	2,442,707	1,222,061
Due from officers and affiliates	10,816,118	11,622,747
Prepaid expenses and other current assets	880,243	790,911
Total current assets	28,215,119	21,644,449
Long-term assets
Investments in affiliates	2,100	2,100
Building, equipment, furniture and fixtures, net	5,069,950	5,359,117
Other assets	301,870	288,235
Total long-term assets	5,373,920	5,649,452
Total assets	$33,589,039	$27,293,901

Liabilities and members' equity
Current liabilities
Note payable - current portion	$140,250	$140,250
Accrued compensation and other expenses	8,359,937	2,230,430
Accounts payable	378,258	424,370
Due to affiliates	5,175,453	10,117,112
Other liabilities	59,331	88,543
Total current liabilities	14,113,229	13,000,705
Long-term liabilities
Due to affiliates	458,475	6,136,866
Note payable	1,496,000	1,566,125
Interest rate swap	93,049	108,343
Deferred rent	166,804	204,080
Total long-term liabilities	2,214,328	8,015,414
Total liabilities	16,327,557	21,016,119
Commitments and contingencies (Note 7)
Members' equity	17,261,482	6,277,782
Total liabilities and members' equity	$33,589,039	$27,293,901

The accompanying notes are an integral part of these consolidated financial statements.

Landmark Partners LLC and Subsidiaries
Consolidated Statements of Operations
For the six months ended June 30, 2016 and 2015 (unaudited)

	Six months ended June 30,
	2016	2015
Investment advisory fees	$39,454,726	$42,033,370
Expenses
Personnel and related expenses	8,462,058	7,876,308
Occupancy and related expenses	722,639	696,400
Marketing expenses	405,262	466,409
Systems expenses	718,786	717,104
European operating expenses	1,434,697	1,172,832
Other operating expenses	2,180,323	1,733,278
Total expenses	13,923,765	12,662,331
Income from operations before discretionary compensation	25,530,961	29,371,039
Discretionary compensation and related taxes	(7,688,430)	(8,821,215)
Income from operations before other income (expense) and
noncontrolling interest	17,842,531	20,549,824
Other income (expense)
Interest and dividend income	12,227	5,495
Interest expense	(40,867)	(58,927)
Depreciation expense	(241,721)	(221,677)
Conversion compensation expense	(528,456)	2,016,246
Other employee expense	(43,479)	(136,534)
Introductory fee income	38,774	118,486
Unrealized gain on swap valuation	15,294	21,729
Loss on disposal of assets	(1,414)	(2,620)
Other income (expense)	(90,557)	36,715
Total other income (expense)	(880,199)	1,778,913
Income before special allocations and noncontrolling interest	16,962,332	22,328,737
Specifically allocated expenses	(1,288,281)	(8,541,035)
Net income	15,674,051	13,787,702
Net income attributable to noncontrolling interests	(38,774)	(118,486)
Net income attributable to Landmark Partners LLC	$15,635,277	$13,669,216

The accompanying notes are an integral part of these consolidated financial statements.

Landmark Partners LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity
For the six months ended June 30, 2016 and 2015 (unaudited)

	Class A	Class B	Class C	Noncontrolling
	Unit Holders	Unit Holders	Unit Holders	Interests	Total

Balance at December 31, 2014	$6,512,847	$(7,741,767)	$21,173,270	$732,480	$20,676,830
Equity issuance	$—	$(614,035)	$16,298,290	$—	15,684,255
Capital contributions	$162,499	$—	$—	$—	162,499
Contributions receivable	$(162,499)	$—	$—	$—	(162,499)
Income before special allocations	$11,938,009	$6,520,553	$3,751,689	$118,486	22,328,737
Special allocations	$(6,361,111)	$(337,358)	$(1,842,566)	$—	(8,541,035)
Distributions	$(13,822,495)	$(7,964,719)	$(4,014,860)	$—	(25,802,074)
Balance at June 30, 2015	$(1,732,750)	$(10,137,326)	$35,365,823	$850,966	$24,346,713

Balance at December 31, 2015	$(9,709,327)	$(14,940,841)	$30,052,558	$875,392	$6,277,782
Equity issuance	—	(118,102)	9,702,936	—	9,584,834
Capital contributions	625,000	—	—	—	625,000
Income before special allocations	9,096,412	4,482,032	3,345,114	38,774	16,962,332
Special allocations	(605,334)	(207,102)	(475,845)	—	(1,288,281)
Distributions	(8,865,949)	(4,576,076)	(1,458,160)	—	(14,900,185)
Balance at June 30, 2016	$(9,459,198)	$(15,360,089)	$41,166,603	$914,166	$17,261,482

The accompanying notes are an integral part of these consolidated financial statements.

Landmark Partners LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the six months ended June 30, 2016 and 2015 (unaudited)

	For the six months ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$15,635,277	$13,669,216
Adjustments to reconcile net income to net cash provided by operating activities:
Equity issuance expense	755,921	7,579,509
Depreciation expense	287,754	268,595
Loss on disposal of equipment, furniture and fixtures	1,414	2,620
Unrealized gain on swap valuation	(15,294)	(21,729)
Noncontrolling interest	38,774	118,486
Changes in assets and liabilities:
(Increase)/Decrease in reimbursable expenses	(1,220,646)	(564,349)
(Increase)/Decrease in due from/to affiliates, net	(4,342,448)	17,427,707
(Increase)/Decrease in prepaid expenses	(89,332)	(129,822)
(Increase)/Decrease in other assets	(13,635)	(47,517)
Increase/(Decrease) in accounts payable	(46,112)	(381,955)
Increase/(Decrease) in accrued compensation and other expenses	6,129,507	8,244,446
Increase/(Decrease) in other liabilities - current	(29,212)	(386,488)
Increase/(Decrease) in deferred rent	(37,276)	(34,468)
Increase/(Decrease) in due to affiliates - long term	528,456	(2,016,246)
Net cash provided by/(used for) operating activities	17,583,148	43,728,005
Cash flows from investing activities
Decrease/(Increase) in due from officers, net	2,829,483	(1,025,923)
Purchase of equipment, furniture and fixtrures	—	(403,931)
Net cash provided by/(used for) investing activities	2,829,483	(1,429,854)
Cash flows from financing activities
Repayments of note payable	(70,125)	(70,125)
Contributions received	625,000	—
Distributions to members	(14,900,185)	(25,802,074)
Net cash provided by/(used for) financing activities	(14,345,310)	(25,872,199)
Net increase/(decrease) in cash and cash equivalents	6,067,321	16,425,952
Cash, at beginning of period	8,008,730	8,092,807
Cash, at end of period	$14,076,051	$24,518,759

Supplemental cash flow information:
Cash paid for interest	$41,370	$58,966
Cash paid for income taxes	$53,000	$24,175

Supplemental disclosure of non-cash information:
Conversion of C-2 units to issued C-1 units	$6,206,847	$4,603,789
Issuance of C-2 units from equity incentive reserve	$3,496,092	$5,386,548

The accompanying notes are an integral part of these consolidated financial statements.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

1.	Organization and Nature of Operations
Landmark Partners LLC ("Landmark" or the "Company"), a Delaware limited liability company, is an investment firm focused on the alternative investment marketplace. Through its affiliated registered investment advisors, Landmark provides investment advisory services to commingled private equity and real estate funds, as well as managed accounts that acquire interests in alternative investment partnerships, companies and properties generally through secondary market transactions. Landmark was formed in October 2010 and began operations in April 2011.

Landmark was formed as part of a purchase and sale transaction that Landmark Partners Inc. (“OldCo”) and its stockholders entered into with Religare Enterprises Limited.  As required by the purchase and sale agreement, OldCo formed a new wholly owned subsidiary - Landmark Partners LLC. Immediately prior to closing, on April 17, 2011 the outstanding membership interests of the Company were reclassified into Class A and B units. Class C-2 and C-3 units were also issued to members of the Landmark management team at that time.  Immediately following the issuance of the Class C units but prior to closing, OldCo contributed certain of its assets and liabilities to the newly formed Landmark. Upon closing on April 18, 2011, Religare Global Asset Management, Inc. (“RGAM” or “Religare”), a U.S.-based subsidiary of Religare Enterprises Limited, acquired approximately 55% of the outstanding equity interests in the Company (“Class A Units”) from OldCo (“the Religare transaction”), with the balance of the ownership being held by the Landmark management team (“Class B and C Units”).  In April 2016, Landmark reached an agreement with Religare in which Religare Global Asset Management Inc. would sell their Class A unit ownership interest to Landmark. In June 2016, Landmark signed an agreement with OM Asset Management plc (“OMAM”) whereby OMAM would acquire a 60% equity interest in the Company. The transaction with OMAM was completed on August 18, 2016.
The Company previously operated under the provision of the Second Amended and Restated Limited Liability Company Agreement dated April 17, 2011 (the “Operating Agreement”). Effective with the OMAM transaction on August 18, 2016 noted above, the Company began operating under the provision of the Third Amended and Restated Limited Liability Company Agreement.

Landmark is the managing member of Landmark Realty Advisors LLC ("LRA"), sole member of Landmark Equity Advisors, LLC ("LEA") and sole member of Mill Pond Associates, LLC ("MPA"). In addition to serving as the controlling member of these entities, certain officers of Landmark are officers of these entities and Landmark provides administrative services to these entities and their affiliates. Each of these investments was part of the net assets contributed by OldCo to Landmark in April 2011 as part of the Religare transaction.
LRA is an investment advisory firm, providing investment advisory services to affiliated secondary real estate partnerships and secondary real estate trusts. LRA was formed on August 20, 1996 and the total initial amount capitalized was $800,000 of which, $768,000 was contributed by OldCo. The total investment in LRA was $21,553 at June 30, 2016 and $376 at December 31, 2015, and has been eliminated in consolidation in both periods presented. The noncontrolling interest was $0 at both June 30, 2016 and December 31, 2015.
LEA is an investment advisory firm, providing investment advisory services to affiliated private equity limited partnerships and non-affiliated entities. LEA was formed on April 29, 1998 and began operations on July 28, 1998. The total investment in LEA was $266,389 at June 30, 2016 and $246,760 at December 31, 2015, and has been eliminated in consolidation in both periods presented.
MPA was formed to acquire Landmark’s corporate offices located at 10 Mill Pond Lane in Simsbury, Connecticut. The total investment in MPA was $975,569 at June 30, 2016 and $923,680 at December 31, 2015, and has been eliminated in consolidation in both periods presented.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

LMK Services Inc. (“LMK”), a Delaware C Corporation, was formed in June 2013 with Landmark as the sole owner. Certain officers of Landmark are officers of LMK. LMK provides services to the Company, primarily in New York state, under an agreement whereby LMK is reimbursed on a cost plus basis. The total investment in LMK was $231,893 at June 30, 2016 and $208,083 at December 31, 2015, and has been eliminated in consolidation in both periods presented.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").
Principles of Consolidation
The accompanying financial statements include the consolidated accounts of the Company, LRA, LEA, MPA and LMK. The consolidated financial statements of the Company as of June 30, 2016 and for the six months then ended also include Landmark Partners (Europe) Limited (“LPE”), a variable interest entity of which the Company is the primary beneficiary. All material intercompany accounts and balances have been eliminated in consolidation.
Variable Interest Entity (“VIE”)
The Company is generally required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the right to receive benefits from the VIE or the obligation to absorb losses of the VIE that could be significant to the VIE.  In the normal course of business, the Company enters into a variety of transactions with VIEs.  The Company determines if it is the primary beneficiary of a VIE by performing a qualitative analysis of each VIE that includes a review of, among other factors, its capital structure, contractual terms, related party relationships, the Company’s fee arrangements and the design of the VIE.
Noncontrolling Interests
Noncontrolling interests as of June 30, 2016 and December 31, 2015 include certain members of LRA and the shareholder of LPE. The activities allocable to the noncontrolling interests are included on the Consolidated Statements of Operations.
Foreign Currency Translation
The financial statements of LPE are measured using the local currency as the functional currency. Assets and liabilities of LPE are translated at the rate of exchange in effect as of the balance sheet date. Income and expense items are translated at average monthly rates of exchange. The effects of the foreign exchange translation are included within noncontrolling interest.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
The Company recognizes investment advisory fee revenue when earned, and in accordance with terms of subcontract agreements with affiliated investment advisors (see Note 4).
Allocation of Net Income/(Loss) and Distributions
As defined in the Operating Agreement, Income before Special Allocations is allocated on a pro rata basis at the end of each quarter to all Class A, B and C members in accordance with the number of units held by the respective member. Both tax and net income distributions are to be

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

made on a quarterly basis to the members based upon the amount of net income allocated to each member for that quarter. Specifically Allocated Expenses are allocated only to the specifically designated member. There are four Specifically Allocated Expenses included in the Consolidated Statements of Operations: Officers’ Life Insurance, retention and incentive payments (”Additional Cash Payments”), Transition Payments to a former member, and the Equity Issuance charge related to current issuances of B and C-2 units.
As a result of the Consolidated Balance Sheets being reflected at the historical cost basis and not reflective of the value paid for the Class A units by Religare, the Equity Issuance related to the initial issuance of C-2 and C-3 units in April 2011 continues to result in the Class A and Class B unit holders having a negative equity balance as of June 30, 2016 and December 31, 2015.
Cash and Cash Equivalents
Cash and Cash Equivalents consist of cash balances in temporary and overnight investments with an original maturity of three months or less when acquired. These investments are stated at cost which approximates fair value.
Concentration of Credit Risk
At times, the Company had cash in financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts. In the event of a financial institution’s insolvency, recovery of cash may be limited.

Building, Equipment, Furniture and Fixtures
Building, equipment, furniture and fixtures is stated at cost, less accumulated depreciation. Depreciation is computed utilizing accelerated methods over the useful lives of the respective assets which range from 3 to 39 years. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. Building, equipment, furniture and fixtures are reviewed for impairment whenever events or change in circumstances indicate that the carrying amount may not be recoverable.

Derivative Instrument
The Company recognizes derivative instruments and hedging activities as either assets or liabilities on the Consolidated Balance Sheet depending on maturity and commitment, and measures them at fair value. The accounting for gains and losses resulting from changes in fair value is dependent on the use of the derivative and whether it is designated and qualifies for hedge accounting. The Company has not elected to apply hedge accounting treatment for its derivative instrument and, therefore, all gains and losses are included in the Company’s Consolidated Statements of Operations.
Income Taxes
Landmark is a limited liability company for Federal and State income tax purposes. As such, Landmark is not subject to income taxes, and the taxable income of Landmark is passed to and included in the individual income tax returns of the members of Landmark.
LMK as a C-Corporation is required to pay federal, state and local income taxes. Income taxes incurred during the six months ended June 30, 2016 and the six months ended June 30, 2015 amounted to $53,000 and $24,175, respectively, and are included in Other Operating Expense in the Company’s Consolidated Statements of Operations.
Uncertain tax positions are evaluated to determine whether the Company needs to record a liability for an estimated contingent loss if the information available indicates that it is more likely than not

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

there is a tax liability incurred at the date of the financial statements. No income tax liability for uncertain tax positions has been recognized in the accompanying financial statements.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state, local and foreign jurisdictions, where applicable. As of June 30, 2016, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are from the initial year 2012 forward (with limited exceptions).
Comprehensive Income
Comprehensive income accounts for the change in equity of a business from transactions from non-member sources. There are no transactions that would cause comprehensive income to differ from net income for the six month periods ended June 30, 2016 or 2015.

3.	Landmark Partners (Europe) Limited
During 2009, OldCo formed a wholly-owned subsidiary LPE, a United Kingdom company. OldCo made an initial investment of $82,485 in July 2009 and LPE obtained formal Financial Service Authority approval. Operations of LPE formally started as of September 1, 2009, at which time OldCo made an additional contribution of $211,253 in order for LPE to purchase the remaining net assets from Landmark Partners Europe, LLC. LPE is wholly owned by OldCo but in accordance with an Agency and Contribution Agreement, the Company is responsible for funding and/or reimbursing OldCo for all operating and other expenses incurred in connection with the operation of LPE.

The Company determined LPE is a VIE in which the Company has a variable interest. Landmark is the primary beneficiary of LPE because of the Company’s obligation to reimburse certain of LPE’s expenses that could otherwise result in losses that are significant to LPE and because of Landmark’s ability to direct certain activities related to the operation of LPE which significantly impact the economic performance of LPE.
The following financial results of LPE included in the consolidated financial statements of the Company for the six months ended June 30, 2016 and 2015 are as follows:

	Six months ended June 30,
	2016	2015
Current assets	$1,190,598	$1,035,794
Long-term assets	305,382	415,168
Current liabilities	(581,814)	(599,996)
Net assets	$914,166	$850,966

Net income	$38,774	$118,486

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

4.	Investment Advisory Fees
The following table is a summary of investment advisory fees earned, and related entities advised, by Landmark for the six months ended June 30, 2016 and the six months ended June 30, 2015:

Investment Advisor	Funds Advised	Fees Earned for the six months ended June 30, 2016	Fees Earned for the six months ended June 30, 2015

LRA
Landmark Equity Partners VII, L.P.; Landmark Equity Trust VII; Landmark Real Estate Partners IV, L.P.; Landmark Real Estate Trust IV; Landmark Real Estate Partners V, L.P.; Landmark IAM Real Estate Partnership V, L.P.; Landmark Real Estate Partners VI, L.P.; Landmark Real Estate Partners VI Offshore, L.P.; Landmark Real Estate Partners VI-OPERS Co-Investment L.P.; Landmark Real Estate Partners VII, L.P.; Landmark Real Estate Partners VII Offshore, L.P.; Landmark Real Estate Partners VII-OPERS Co-Investment, L.P.; LREP VII-IP Co-Investment, L.P.; NCL Investments, L.P. – RE Series; and Liberty Acquisition Vehicle Partners I, L.P. (2016 only).
		$10,888,289	$13,186,349

LEA
Landmark Primary Partners, L.P.; Landmark Secondary Partners, L.P.; WIN III Portfolio Holdings, LLC; Landmark Primary Partners IX, L.P.; Landmark Secondary Partners IX, L.P.; Landmark Co-Investment Partners IX, L.P.; Landmark Equity Partners X, L.P.; Landmark IAM Partnership, L.P.; Landmark Opportunity Fund, L.P.; Landmark Growth Capital Partners, L.P.; Landmark IAM Growth Capital, L.P.; Landmark Equity Partners XI, L.P.; Landmark IAM Partnership XI, L.P.; Landmark Equity Partners XII, L.P.; Landmark Equity Partners XIII, L.P.; Landmark Equity Partners XIII-A, L.P.; Landmark Equity Partners XIV, L.P.; Landmark Equity Partners XIV Offshore, L.P.; Landmark Partners 1907 Fund I, L.P.; Landmark Equity Partners XV, L.P.; Landmark XV Offshore, L.P.; Landmark-NYC Fund I, L.P.; Landmark TX ERS Co-Investment Fund I, L.P.; LWFB Co-Investment Fund I, L.P.; Landmark Partners 1907 Fund II, L.P.; NCL Investments, L.P. – PE and RA Series; Columbus Opportunity Fund, L.P. (2016 only); Landmark Hudson Partners I, L.P.; and Landmark Partners Insurance Fund (2016 only).

		$28,432,687	$28,733,538
In addition to the contractual investment advisory fees, LEA generates fees for services provided as a Qualified Professional Asset Manager ("QPAM") for certain non-affiliated entities. These fees were $133,750 and $113,483 for the six months ended June 30, 2016 and 2015, respectively.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

5.	Fair Value Measurements
The Company discloses the fair value of its investments in affiliates in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level I measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level III measurements). The guidance establishes three levels of the fair value hierarchy as follows:

Level I	- Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date;

Level II
-    Inputs (other than quoted prices included in Level I) that are either directly or indirectly observable for the asset or liability, including inputs in markets that are not considered to be active; and

Level III	- Inputs that are unobservable.
The Company uses the “market approach” valuation technique to value its investments in cash equivalents and fixed income securities.  The determination of what constitutes “observable” requires significant judgment by the Company.  The categorization within the hierarchy does not necessarily correspond to the Company’s perceived risk of its investment in cash equivalents and marketable securities nor the level of the investments held within the cash equivalents and marketable securities. There were no transfers between levels of the fair value hierarchy for the six months ended June 30, 2016 or 2015.

6.	Building, Equipment, Furniture and Fixtures, net
Building, equipment, furniture and fixtures are recorded at cost and consist of the following:

	June 30, 2016	December 31, 2015
Building	$3,300,000	$3,300,000
Equipment	2,362,305	2,365,256
Furniture and fixtures	1,290,199	1,304,265
Leasehold improvements	2,043,865	2,068,171
	8,996,369	9,037,692
Accumulated depreciation	(3,926,419)	(3,678,575)
Total building, equipment, furniture and fixtures, net	$5,069,950	$5,359,117

Depreciation expense for the six months ended June 30, 2016 was $287,754 of which $46,033 is included in European Operating Expenses on the Consolidated Statements of Operations. Depreciation expense for the six months ended June 30, 2015 was $268,595 of which $46,918 is included in European Operating Expenses on the Consolidated Statements of Operations.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

7.	Commitments and Contingencies
Landmark leases office space and office equipment under various operating leases that expire at various dates through 2020. For the six months ended June 30, 2016 and 2015, rent expense was $342,834 and $299,453, respectively. The following table is a schedule of minimum future rents under non-cancelable leases:

Six months ending December 31, 2016	$425,774
Year ending December 31:
2017	868,387
2018	378,636
2019	40,177
2020	8,744
$1,721,718

8.	Line of Credit
The Company has a line of credit with Silicon Valley Bank (the “Bank”) which provides revolving credit of up to $10,000,000 through March 16, 2017. This agreement provides for temporary increases in the availability of revolving credit of up to $15,000,000 for each December 1 through January 31 period. Borrowings under the agreement bear interest at the Wall Street Journal prime rate less 0.75% and are collateralized by substantially all assets of the Company, including, but not limited to, equipment and fees due pursuant to Landmark’s service agreements.  The Company is also charged a fee of 0.20% per annum of the average unused commitment amount. As of June 30, 2016 and December 31, 2015, no amounts were outstanding under this agreement.
In connection with the line of credit agreement, Landmark is subject to certain covenants. The most restrictive of these covenants requires the Company to maintain a debt service coverage ratio, as defined in the loan agreement, of at least 3.75 to 1 on the last day of each quarter. During the six months ended June 30, 2016 and 2015, the Company was in compliance with all covenants.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

9.	Note Payable
MPA purchased the building at 10 Mill Pond Lane which was primarily financed by a mortgage from Bank of America in the amount of $2,805,000 with a maturity date of February 1, 2018. The mortgage requires monthly interest at a rate of LIBOR plus 0.65% and monthly principal payments of $11,688 through February 1, 2018 at which time the remaining unpaid principal is due. As of June 30, 2016, the outstanding loan principal totaled $1,636,250, which approximates fair value.
In connection with the mortgage agreement, Landmark is subject to certain covenants. The most restrictive of these covenants requires the Company to maintain a fixed charge ratio, as defined in the loan agreement, of at least 1.25 to 1 on the last day of each quarter. During the six months ended June 30, 2016 and 2015, the Company was in compliance with all debt covenants.
Future principal mortgage payments under this mortgage through February 1, 2018 are as follows:

2016 (six months)	$70,125
2017	140,250
2018	1,425,875
$1,636,250

The Company also has an interest rate swap agreement with a bank which fixes interest at a rate of 4.14% on this variable rate mortgage note which is effective through February 1, 2018. This derivative instrument does not qualify for hedge accounting. The notional amount of the interest rate swap was $1,636,250, and $1,706,375 as of June 30, 2016 and December 31, 2015, respectively. The fair value of this derivative was $(93,049) and $(108,343) at June 30, 2016 and December 31, 2015, respectively, and has been reflected as Interest Rate Swap on the Consolidated Balance Sheets. The impact of the change in fair value of the interest rate swap for the periods ended June 30, 2016 and 2015 was $15,294 and $21,729, respectively, and has been reflected as Unrealized Gain on Swap Valuation on the Consolidated Statements of Operations.
Interest rate swaps are valued using both observable and unobservable inputs, such as quotations received from the counterparty, dealers or brokers, whenever available and considered reliable. In instances where models are used, the value of the interest rate swap depends upon the contractual terms of, and specific risks inherent in, the instrument as well as the availability and reliability of observable inputs. Such inputs include market prices for reference securities, yield curves, credit curves, measures of volatility, prepayment rates, assumptions for nonperformance risk, and correlations of such inputs. The interest rate swap arrangement has inputs which can generally be corroborated by market data and is therefore classified within Level II.
The Company utilizes derivative instruments to reduce its exposure to the effects of the variability of interest rates on its financial performance when it believes such action is warranted. The Company's objective for entering into the derivative has been to reduce exposure to interest rates. The Company has historically not been a party to any other derivative instruments.

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

10.	Related Party Transactions
Reimbursable Expenses primarily consist of costs incurred by Landmark while in the process of seeking potential affiliate investment opportunities and while conducting fundraising activities on behalf of certain affiliates as well as administrative and other costs temporarily paid by Landmark on behalf of certain affiliates. Costs related to affiliate investment opportunities will be reimbursed by the respective affiliate if the investment is closed. Certain costs will be expensed by Landmark if it is determined that the investment will not be made. Costs of fundraising that are in excess of the limits established in the respective affiliate’s limited partnership agreement may be offset against advisory fees Landmark will collect from the respective affiliate.
Due from Officers and Affiliates includes loans bearing interest at 0.75% (the Applicable Federal Rate determined as of January 1, 2016) and 0.41% (the Applicable Federal Rate determined as of January 1, 2015), respectively, made to employees in which payment terms of less than one year have been established for the gross balance outstanding totaling $5,914,842 and $5,511,552, respectively, at June 30, 2016 and December 31, 2015. As amounts are called by the various Landmark managed general partner entities, a portion of those calls are funded by Landmark on behalf of certain employees. In accordance with the Operating Agreement, these amounts are to be funded by Religare. Religare has funded $5,625,879 of outstanding loans as of June 30, 2016, resulting in a net balance due to Landmark of $288,963. As the employees collect distributions from the general partner investments, minimum repayments are required to be made. Those repayments are collected by Landmark and applied to the outstanding loans balances.
Also included in the Due from Officers and Affiliates amount on the Consolidated Balance Sheets is $1,035,938 and $1,147,587 at June 30, 2016 and December 31, 2015, respectively, related to capital calls from various Landmark managed general partner entities that was temporarily funded by Landmark in advance of final allocation.
In addition the Due from Officers and Affiliates balance includes advisory fees due from affiliates totaling $7,765,592 as of June 30, 2016 and $7,356,714 at December 31, 2015. A portion of the due from affiliate balance is related to advisory fees attributable to services provided by OldCo prior to closing on the Religare transaction in April 2011. These advisory fees to OldCo total $5,175,432 and are included in the current Due to Affiliates amount on the Consolidated Balance Sheets at both June 30, 2016 and December 31, 2015.
Certain Class C unit holders received Additional Cash Payments between the first and the fifth anniversary dates of the closing of the Religare transaction, assuming continued employment as of those payment dates. A liability of $625,000 was included in Due to Affiliates in the Consolidated Balance Sheets at December 31, 2015, reflecting the accrued portion of the next and final payment paid in 2016.
Included in Due from Affiliates on the Consolidated Balance Sheets is $464,255 and $1,490,400 at June 30, 2016 and December 31, 2015, respectively, due from certain members related to Transition Payments and Connecticut non-resident withholdings.
Also included in the Due to Affiliates amount on the Consolidated Balance Sheets at June 30, 2016 and December 31, 2015 is $1,261,370 and $(204,190), respectively, due from (to) Religare. These are the net amounts resulting from Religare’s portion of capital calls from various Landmark managed general partner entities offset by amounts withheld from member distributions to Religare.
The Due to Affiliates, long-term amount is liability classified compensation awards associated with the Class C unit holders in the amount of $458,475 and $6,136,866 at June 30, 2016 and December 31, 2015, respectively, which have been classified as a long-term liabilities. These

Landmark Partners LLC and Subsidiaries
Notes to Consolidated Financial Statements
June 30, 2016 (unaudited)

liabilities reflect the amortized conversion costs associated with these Class C units as of those dates.

11.	Defined Contribution Plan
The Company sponsors a defined contribution plan for eligible employees. The Company matches eligible employee contributions on a dollar for dollar basis up to six percent of the employee’s base compensation. Total contributions to the defined contribution plan for the six months ended June 30, 2016 and 2015 were $317,862 and $288,554, respectively.

12.	Members’ Equity
Members’ interests in the Company are Class A, Class B or Class C. The primary differences between the classes relate to liquidation preferences upon various sale transactions and different rights with the ability to put to, or call units from, other members. Class C units consist of C-1, C-2 and C-3, each with a different liquidation preference. C-2 and C-3 units convert to C-1 units over differing periods; however such conversion generally occurs over a nine year period from date of issuance.
Pursuant to the terms of the Operating Agreement, the Company issued 15.34 Class C-2 units from the Equity Incentive Reserve on April 1, 2016. The April 1, 2016 issuance diluted the ownership percentages of the Class B unit holders.
Also during 2015, a Class C unit holder returned 32.235 C units to the Company; concurrently 32.235 C units were issued to the members currently holding B units.
Additionally during 2015 the Company issued an additional 6 Class C-2 units to a certain member. The issuance diluted the ownership percentages of the Class B unit holders.

13.	Subsequent Events
The Company has evaluated the events and transactions that have occurred through November 2, 2016, the date the consolidated financial statements were available for issuance and identified no other events or transactions that have occurred requiring recognition or disclosure in the consolidated financial statements.